UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (864) 963-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 15, 2008, KEMET Electronics Corporation (“KEC”), a wholly-owned subsidiary of KEMET Corporation, entered into an Asset Purchase Agreement, dated as of September 15, 2008, with Siliconix Technology C.V. (“STCV”), a wholly-owned subsidiary of Vishay Intertechnology, Inc., pursuant to which KEC sold its wet tantalum capacitor assets to STCV. The consideration for the transaction consisted of $35.2 million in cash and other consideration in the form of a three-year term loan from Vishay to KEC in the amount of $15 million. KEC and Vishay entered into a Loan Agreement and a Security Agreement, both dated as of September 15, 2008, with respect to the term loan, which provide for interest at the rate of LIBOR plus 4% and security in the form of certain accounts receivables of KEMET. Until maturity, the term loan is recourse only to the security except in limited circumstances.

Also in connection with the Asset Purchase Agreement, KEC and STCV entered into a Transition Services Agreement, pursuant to which KEC will provide certain manufacturing and related services on a transitional basis with respect to a portion of the purchased product line.

A copy of the press release regarding the Asset Purchase Agreement and the Loan Agreement described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 15, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2008

KEMET Corporation

	By:	/s/ WILLIAM M. LOWE, JR.
	Name:	William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer